EXHIBIT 21.1



                     SUBSIDIARIES OF MARKER INTERNATIONAL*


                                                    STATE OR JURISDICTION OF     NAMES UNDER WHICH
                                                        INCORPORATION OR          SUBSIDIARIES DO
    NAMES OF SUBSIDIARIES                                 ORGANIZATION                BUSINESS
- -------------------------------------------------   ------------------------    --------------------

  1.  Marker USA.................................             Utah                   Marker USA

  2.  Marker Ltd.................................             Utah                  Marker Ltd.

  3.  Marker Canada, Ltd.........................            Quebec             Marker Canada, Ltd.

  4.  Marker Japan Kabushiki
      Kaisha
      (English translation:
      Marker Japan, Ltd.)**......................            Japan                  Marker Japan
                                                                                  Kabushiki Kaisha

  5.  Marker Deutschland
      Gesellschaft Mit
      Beschrankter Haftung
      (English translation:
      Marker Germany)............................            Munich              Marker Deutschland
                                                                                        GmbH

  6.  Marker Austria
      Gesellschaft Mit
      Beschrankter Haftung.......................           Austria                Marker Austria
                                                                                        GmbH

  7.  Marker AG..................................            Zurich                  Marker AG

  8.  DNR Sportsystem Ltd.***....................            Zurich             DNR Sportsystem Ltd.


- -------------------

  * All of the subsidiaries are 100% owned by Marker International, unless indicated otherwise.


 ** Marker International owns 98.5% of the common shares.



*** Marker International owns 80% of the common shares, with 25% of such shares being owned through Marker AG and 55% of such shares being owned by Marker International directly.